Exhibit 10.1

FIRST Amendment to GRID PROMISSORY NOTE

This First Amendment to Grid Promissory Note (the “First Amendment”) is entered into as of October 30, 2017, by and between ERBA Diagnostics, Inc., a Delaware corporation (“Maker”), and Erba Diagnostics Mannheim GmbH, a company organized under the laws of Germany which is the majority stockholder of Maker (“Holder”).

WHEREAS, Maker entered into that certain Grid Promissory Note, effective as of November 28, 2016, in favor of Holder, which provides for an unsecured loan of up to one million United States dollars (U.S.$1,000,000.00) (the “Note”), and which, pursuant to the existing terms and conditions of the Note, becomes due and payable on October 31, 2017 (the “Maturity Date”); and

WHEREAS, Maker and Holder desire to amend the Note to extend the Maturity Date as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Maker and Holder hereby agree as follows:

1.     Recitals; Definitions. The recitals set forth above are true and correct, and incorporated herein by reference. Capitalized terms used but not defined in this First Amendment shall have the meanings ascribed to them in the Note.

2.     Amendment. The first sentence of Section 1 of the Note is hereby deleted and replaced in its entirety as follows:

Maker shall pay to Holder the entire unpaid Principal and any and all accrued and unpaid Interest thereon on 31st October, 2018.

3.     Miscellaneous. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. All references to the “Note” in the Note shall mean the Note as modified by this First Amendment. Except as set forth in this First Amendment, the Note shall remain unchanged and in full force and effect and is hereby ratified and confirmed as so amended.

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IN WITNESS WHEREOF, each of Maker and Holder have caused this First Amendment to be executed as of the day and year first above written.

ERBA Diagnostics, Inc., a Delaware corporation

By:	/s/ David Barka
Name: David Barka Title: Interim Chief Executive Officer

Erba Diagnostics Mannheim GmbH, a company organized under the laws of Germany

By:	/s/ Suresh Vazirani
Name: Suresh Vazirani Title: Managing Director